UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 7, 2014

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

2319 Foothill Drive, Suite 160, Salt Lake City, Utah
(Address of principal executive offices)

84109
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On August 7, 2014 Caspian Services, Inc. (the “Company”) and Topaz Engineering Limited (“Topaz”) closed a Share Purchase Agreement dated 20th November, 2013 (the “Agreement”).  Pursuant to the Agreement the Company acquired from Topaz its 100% equity interest in Kyran Holding Limited (“Kyran”) for $100.  The principal asset of Kyran is a 50% equity interest in Mangistau Oblast Boat Yard, LLP (“MOBY”).  MOBY is a joint venture between Kyran, JSC KazMorTransFlot (“KMTF”) and Balykshi LLP, a Company majority-owned subsidiary.  Balykshi owns a 20% interest in MOBY.  Prior to the acquisition of Kyran, MOBY was accounted for in the Company’s financial statements by the equity method.  As a result of the Kyran acquisition, the operations and balances of Kyran and MOBY will be consolidated with the financial statements of the Company.

This transaction was undertaken in connection with the Company’s ongoing efforts to restructure its debt obligations to the European Bank for Reconstruction and Development (“EBRD”) and Mr. Baiseitov.

MOBY was formed to operate a boat repair and drydocking services yard located at the Company’s marine base.  In October 2008 the Company entered into a lease agreement with MOBY to lease three hectares of space at the marine base.  The lease agreement was for 20 years and provided for a fixed rent payment of $290,000 per year.  In November 2009 MOBY made a partial advance payment of $3,347,000, which the Company began to recognize over the 20 year lease term in May 2010.  During the second fiscal quarter 2014, Balykshi and MOBY agreed to cancel the lease and most of the balance of the advance was off-set against amounts owed to Balykshi by MOBY.

In August 2008 MOBY entered into a Loan Agreement (the “Loan Agreement”) with EBRD.  Pursuant to the Loan Agreement, MOBY borrowed $10.3 million from EBRD.  In connection with the loan, EBRD required the Company, Topaz and KMTF to, inter alia, execute a Deed of Guarantee and Indemnity (“Guarantee”), guaranteeing the repayment of the MOBY loan.  The guarantee obligation of each party was limited to each party’s respective ownership interest in MOBY.

Prior to closing the Agreement; (i) Topaz, through Kyran, voluntarily repaid 50% of the outstanding principal and accrued but unpaid interest of the MOBY loan; (ii) MOBY entered into a loan agreement with Kyran in the amount of the Topaz repayment, approximately $5.7 million; and (iii) Topaz obtained waivers from EBRD of the obligations of Topaz and Kyran under the Loan Agreement, the Guarantee and applicable security agreements.  The Company and KMTF were not released from their obligations under the Guarantee.  While the dollar amount of the Company’s obligation pursuant to the Guarantee did not increase as a result of the release of Topaz, the percentage of the MOBY loan that is guaranteed by the Company (and KMTF) under the Guarantee effectively doubled to reflect the 50% repayment by and release of Topaz as a guarantor.

As of the closing, the outstanding balance of the MOBY loan was approximately $5.9 million. The interest rate under the MOBY loan is generally the Interbank Rate plus a margin of 3.6%.  The Loan Agreement provides that during any period when the loan is in default, a default interest rate of an additional 2% per annum shall be charged.  The Loan Agreement provides for 14 equal semi-annual installment payments of principal and interest on June 15 and December 15, commencing on or after the third anniversary of the Loan Agreement.  The Loan Agreement entitles EBRD to customary ongoing servicing costs and other fees.  The Loan Agreement includes customary: (i) affirmative covenants, including, but not limited to, continuity of business, environmental compliance, accounting, taxes, permitting, etc.; (ii) information delivery obligations; (iii) negative covenants, including but not limited to, dividends, capital expenditures, financial debts, liens, change of business, etc.; and (iv) financial ratios, including debt service coverage ratios, cash debt coverage ratios, current ratios and total debt to equity ratios.  The Loan Agreement also provides for customary events of default, including, but not limited to, failure to make payments when due, breach of covenants, bankruptcy, default of any other financial debt, etc.  If an event of default occurs and is continuing, EBRD may, at its option, by notice to MOBY, declare all or any portion of the principal and accrued interest of the loan due and payable on demand, or immediately due and payable without further notice and without presentment, demand or protest.  The description of the Loan Agreement in this Current Report is only a summary of that document and is qualified in its entirety by reference to the terms of the Loan Agreement, a copy of which is attached as an exhibit to this Current Report.

As of the closing, MOBY had made no semi-annual installment payments and was in violation of certain financial covenants under the Loan Agreement.  To our knowledge, as of the date of the closing, EBRD has not sought to accelerate repayment of the MOBY loan.

Pursuant to the Agreement, the Company agreed to issue indemnity to Topaz and its related parties against any and all past, present and future claims or court actions in relation to Seller’s good faith and legally taken actions during its participation in Kyran.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Loan Agreement, dated 22 August 2008, between Mangistau Oblast Boat Yard L.L.P. and European Bank for Reconstruction and Development

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: August 13, 2014	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer